UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C

(17 C.F.R/ § 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

 Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

[     ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

Real Estate Contacts, Inc.

 (Name of registrant as specified in its charter)

Payment of Filing Fee (check the appropriate box):

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No fee required

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)	Title of each class of securities to which transaction applies: .
2)	Aggregate number of securities to which transaction applies: .
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): .
4)	Proposed maximum aggregate value of transaction: .
5)	Total fee paid: .

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Fee paid previously with preliminary materials.

[     ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: .
2)	Form, Schedule or Registration Statement No.: .
3)	Filing Party: .
4)	Date Filed: .

REAL ESTATE CONTACTS, INC.

8878 Covenant Avenue, Suite 209

Pittsburgh, PA.  15237

(724) 656-8886

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing:  August 15, 2016

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

General Information

 Notice of Action by Written Consent of Shareholders

To the Shareholders of Real Estate Contacts, Inc.:

This Definitive Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.0001 per share (the "Common Stock"), of  Real Estate Contacts, Inc., a Florida corporation, (the “Company”) as of July 26, 2016  (the “Record Date”) to notify such stockholders of the following:

1.

Real Estate Contacts, Inc. obtained the written consent of the sole stockholder holding a majority of the outstanding voting rights of the Company on July 20, 2016 to amend our Articles of Incorporation to increase the authorized capital from 1,149,900 shares to 250,000,000 shares.

2.

Furthermore, the Company obtained written consent of the sole director on July 26, 2016 to Amend and Restate the Articles of Incorporation to define the voting privileges, preferences, limitations, and relative rights of the Company’s Preferred Stock titled as Series A.

The foregoing are hereby referred to as the (“Corporate Actions”)

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 607.0704 of the Florida Business Corporations Act and Rule 14c-2 of the Securities Exchange Act of 1934.

Please read this notice carefully.  It describes the reason for the change in the Company’s capitalization as well as the designation of the preferred stock.  Additional information about the Company is contained in its current and periodic reports filed with the United States Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, D.C. 20549.  The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

Please feel free to call us at (724) 656-8886 should you have any questions on the enclosed Information Statement.

Real Estate Contacts, Inc.

8878 Covenant Avenue, Suite 209

Pittsburgh, PA.  15237

Telephone: (724) 656-8886

Information Statement Regarding Action to Be Taken By

Written Consent of Shareholders Holding a Majority of Our Voting Stock

In Lieu of a Special Meeting

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Shareholders”) of common stock, par value $0.00001 per share (the “Common Stock”), of Real Estate Contacts, Inc., a Florida Corporation as of July 26, 2016 (the “Record Date”), in connection with the adoption of amendments to our Articles of Incorporation by written consent of our Board of Directors and the holder of a majority of our issued and outstanding voting securities in lieu of a special meeting.

On July 20, 2016, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) which increased the authorized capital from 1,149,900 shares to 250,000,000 shares.  On July 26, 2016, our Board approved amending and restating our Articles of Incorporation (the “Restatement”) to designate the voting privileges, preferences, limitations, and relative rights of the Company’s Preferred Stock titled as Series A.  Pursuant to the Articles, no shareholder vote was required for this designation.

The full text of the Amended and Restated Articles of Incorporation is attached to this Information Statement as Exhibit A. This action will become effective as of August 15, 2016 (the “Effective Date”) in accordance with the written consent of the holder of a majority of our issued and outstanding voting securities, the written consent of the Board of Directors, and the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of Florida in accordance with the relevant sections of the Florida Business Corporations Act.

The Board of Directors has fixed July 26, 2016, as the record date for determining those of our shareholders entitled to receive this information statement.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement is being delivered to inform you of the corporate actions described herein in accordance with Section 607.0704 of the Florida Business Corporation Act and Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our shareholders under Florida law as a result of the adoption of the Amendment.

EFFECTIVE DATE OF CORPORATE ACTIONS

The Effective Date of the Corporate action (the ‘‘Effective Date’’) will be the date designated on the Amended and Restated Articles of Incorporation, which is August 15, 2016.

ANTI-TAKEOVER EFFECTS OF CORPORATE ACTIONS

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  As  set forth  in the discussion regarding  the increase in the number of  shares of our authorized common stock,  the Company has noted that  the purpose for the  increase in authorized capital  is  to have available for future issuance, shares of common stock in sufficient quantities  required for raising capital. The action is not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction  favored by a majority of the independent stockholders, neither our Board of Directors nor management has any intent or plan to employ the additional unissued authorized shares as an anti-takeover device.  There are no anti-takeover mechanisms in our articles, bylaws, operating document or contract.

With respect to the designation of the Class A preferred stock, the action is intended as an anti-takeover defense. A purchaser of these Series A shares will likely acquire and be able to maintain control over the Company.  However, there is no expectation that a change in control will occur.  We anticipate that our current sole officer and director, and controlling shareholder, Mr. Robert DeAngelis, will acquire shares of Series A super-voting stock in exchange for cancelling some, if not all, of the debt owed to him by the Company, and other good and valuable consideration.

STOCKHOLDER RIGHTS

Florida statutes provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special shareholder meeting and in order to  accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holder of a majority of the Company’s outstanding voting securities.  When an action is authorized by written consent, a shareholders meeting is not required.  In addition, the Articles of Incorporation provided that the Directors had the sole power to designate additional classes of stock without shareholder action.

As the Board of Directors and the holder of a majority of the Company’s outstanding voting securities have already approved the Corporate Actions by written consent, the Company is not seeking approval for the Corporate Actions from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Corporate Actions. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Actions as required by the Securities Exchange Act of 1934 (the “ Exchange Act”).

The Company’s Board approved the Corporate Actions on July 20 and 26, 2016 and fixed July 26, 2016 as the Record Date for determining the stockholders entitled to give written consent to the Corporate Actions. As of July 20 and 26, 2016, the majority stockholder who voted for the Corporate Actions held an aggregate of 65,002 shares of the Company’s outstanding common stock, being equal to 60% of the number of shares then outstanding. Mr. DeAngelis, sole officer and director, and the owner of 65,002 shares of our common stock, voted in favor of each of the Corporate Actions.

As of the Record Date, there were 108,179 shares of Common Stock issued and outstanding

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder.

No Dissenters' Rights

Neither Florida statutes, the Company's Articles of Incorporation nor By-laws provide for dissenters’ rights of appraisal in connection with the Corporate Actions proposed in this Information Statement.

This Information Statement will be mailed on or about August 15, 2016 to those persons who were record stockholders of the Company as of the close of business on the Record Date. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

Pursuant to Rule 14C-2 under the Securities Exchange Act of 1934, as amended, the change in the Company’s capital structure cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company's stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this Information Statement, exhibits and associated documents are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.

Financial and Other Information

The following documents, filed by us with the Commission, are incorporated herein by reference:

•

Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016, as amended on April 15, 2016;

•

Our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 22, 2016;

•

Our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016, as amended on May 16, 2016;

•

Our Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed with the SEC on November 11, 2015;

•

Our Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the SEC on August 14, 2015;

•

Our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 14, 2015; and

•

Our Current Reports and amendments thereto filed on Form 8-K with the SEC on July 25, 2016 and August 19, 2016.

Any statement contained in a document incorporated or deemed to be incorporated in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Robert DeAngelis

Robert DeAngelis

OUR PRINCIPAL SHAREHOLDER

Our voting securities consist of our Common Stock, par value $0.00001 per share, of which 108,179 were outstanding on July 26, 2016. Our common stock is currently our only class of voting securities. Each share of common stock has one vote per share on all matters submitted to a vote of our shareholders. The following table sets forth certain information as of July 26, 2016 regarding the record and beneficial ownership of our common stock by: (i) any individual or group (as that term is defined in the federal securities laws) of affiliated individuals or entities who is known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock; (ii) each of our executive officers and directors; and (iii) our executive officers and directors as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Robert DeAngelis 8878 Covenant Ave., Suite 209 Pittsburgh, PA 15237	65,002	60%
All directors and officers as a group	65,002	60%

The following table sets forth all persons known to us to own more than 5% of our outstanding common stock as of July 26, 2016.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Robert DeAngelis 8878 Covenant Ave., Suite 209 Pittsburgh, PA 15237	65,002	60%
All directors and officers as a group	65,002	60%

All persons named in the tables have sole voting and investment power with respect to all shares beneficially owned by them.

CORPORATE ACTION NO. 1

APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 149,900 SHARES OF COMMON STOCK, $0.00001 PAR VALUE TO 249,000,000 (249 MILLION) SHARES OF COMMON STOCK, $0.00001 PAR VALUE

Current Capital Structure and as Amended:

Previously our Articles of Incorporation, as amended, authorized the issuance of 149,000 shares of common stock, $0.00001 par value per share and 500,000 (Five Hundred Thousand) shares of Preferred Stock, Series A, par value $0.0001 per share; and 500,000 (Five Hundred Thousand) shares of Preferred Stock, Series B, par value $0.001 per share. We amended our Articles of Incorporation to increase the number of common shares we are authorized to issue to 249,000,000 (249 Million) shares. There will be no increase in the number of authorized shares of our Preferred Shares.

Reasons for the Share Increase:

Our Board of Directors believe it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock in connection with a strategic relationship,  acquisition, financing or similar arrangement.

Effect of the Share Increase:

The increase in the authorized number of shares of our common stock will permit our Board to issue additional shares of our common stock without further approval of our stockholders, and our Board does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.

Our Board will not be subject to any restrictions, other as required by applicable law,  with respect to the issuance of shares of our common stock in connection with a strategic relationship,  acquisition, financing or similar arrangement.  The Board may also enter agreements with respect to the issuance of our common stock with affiliated parties or with entities in which affiliated parties have an interest.   The Board has not yet established any quantifiable standards that will be applied to any type of business transaction including any transaction with affiliates.  However, if the Company enters into an agreement with an affiliated entity, the terms and conditions of any agreement will be no less favorable to the Company as the Company could obtain from an unaffiliated third party.

The increase in the number of authorized shares has not been approved as an anti-takeover device or as a means to facilitate management’s control of the Company or to thwart shareholder actions.  The actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction s favored by a majority of the independent stockholders, neither our Board of Directors nor management has any intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Rather, the purpose for the increase in authorized capital is to have shares of our common stock available in sufficient numbers which can be utilized for  future issuance and in sufficient  quantities  required for an acquisition, financing or similar arrangement.

Any increase in the number of issued and outstanding shares of common stock will likely have a dilutive effect on earnings per share.  With the issuance of additional shares of common stock voting power of existing security holders will be adversely affected.

Preferred Shares:

We are not increasing the number of authorized shares of our preferred stock.

 Approval:

Our Board of Directors and the holders of a majority of our outstanding voting securities have approved an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 149,900 shares, $0.00001 per share par value to 249,000,000 shares of common stock $0.00001 per share par value.

CORPORATE ACTION NO. 2

ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION DESIGNATING THE CLASS A PREFERRED STOCK

The Board of Directors has approved the designation of the 500,000 Series A Preferred shares as super-voting shares with each share of Series A Preferred stock counting as 5,000 shares of voting stock (the “Designation”).

Purpose of the Class A Preferred Stock

Our Board of Directors has determined that it is in the Company and the Shareholder’s best interest to approve the super-voting Class A Preferred Shares, so that the holder of the Series A Preferred Shares could maintain control of the Company. The Board of Directors believes that such control will result in stability in and increase of the common stock price and, therefore the Company’s stockholders will benefit from the amendment.

A purchaser of these Series A shares will likely acquire and be able to maintain control over the Company.  However, there is no expectation that a change in control would occur.  We anticipate that our current sole officer and director, Mr. Robert DeAngelis, will acquire shares of Series A super-voting stock in exchange for cancelling some, if not all, of the debt owed to him by the Company, and other good and valuable consideration.

The Board believes that without the constant threat of dilution due to lenders’ constant conversions of promissory notes into common stock without regard to the effect of such conversion on the market, the Company will be able to raise capital for improvement and development of the real estate search engine portal website.

Principle Effect of the Designation:

On the Effective Date, the Amended and Restated Articles of Incorporation will designate 500,000 Series A Preferred shares as super-voting shares with each share of Series A Preferred stock counting as 5,000 shares of voting stock. There is no right to convert the stock into Common Stock, and the Class A preferred stock will not be listed on any market, such as OTCMarkets.

Corporate Matters:

The Designation will not affect the number of shares of Common Stock issued and outstanding.

The Designation will not affect the number of shares of Common Stock which the Company is authorized to issue.

The Designation is an anti-takeover device and is intended as a means to facilitate management’s control of the Company and to create stability and value in the market of the Company’s common stock.

Series A Preferred Stock shall be issued at the discretion of the Board of Directors pursuant to the terms of and upon receipt of the consideration provided for in a Stock Purchase Agreement

Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof available for distribution to shareholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and before any distribution of such assets or proceeds is made to or set aside for the holders of common stock or other series of stock of the Corporation ranking junior to the Series A Preferred, $0.02 per share of each Series A Preferred Stock.

Effect on Market Price of our Common Stock:

The market price of our common stock may fall as a result of the issuance of the Class A Preferred Stock. However, stockholders should note that the effect of the Class A Preferred Stock upon the market price for our common stock cannot be accurately predicted. Furthermore, there can be no assurance that the market price of our common stock immediately after designation of the Class A Preferred Stock will be maintained for any period of time. Moreover, because some investors may view the Class A Preferred Stock negatively, there can be no assurance that the Designation will not adversely impact the market price of our common stock or, alternatively, that the market price following the Designation will either exceed or remain in excess of the current market price.

Accounting Matters:

The Designation will not affect the par value of our common stock. As a result, on the effective date of the Designation, the stated capital on our balance sheet attributable to our common stock should only reflect the market. The per share net income or loss and net book value of our common stock will also not be affected because there is no change to the common stock outstanding.

The Company’s capital is currently comprised of three classes of stock:  “Common Stock,” “Class A Preferred Stock,” and “Class B Preferred Stock”.  Neither the Class A nor the Class B preferred stock have been properly designated, and therefore, have not been available for issue.  The total authorized capital of the Company is 1,149,900 shares.  The number of shares of Common Stock that the Company is authorized to issue is 149,900 shares.  (See Corporate Action No. 1). The Company has also authorized 500,000 (Five Hundred Thousand) shares of Preferred Stock, Series A, par value $0.0001 per share; and 500,000 (Five Hundred Thousand) shares of Preferred Stock, Series B, par value $0.001 per share, for which the participating rights, relative rights, optional or other special rights, powers, designations, preferences, issuance rules, limitations, restrictions and qualifications for each of our classes of stock, as well as the authorized amounts for each, shall be determined, where actively or passively allowed by state and/or federal law or by the bylaws, as amended, as approved by a majority of the duly-elected Directors of the Corporation.  The purpose of this Amendment is to designate the rights and powers of the Series A Preferred stock.

General Effect of the Designation:

The Common Stock held by our shareholders prior to the Designation will not change, however, as a result of the Designation, every one (1) share of common stock outstanding after the Effective Date will represent one (1) vote, where as every one (1) share of Class A Preferred Stock issued after the Effective date will represent five thousand (5,000) votes.

No Dissenters Rights:

In connection with the approval of the Designation, shareholders of the Company will not have a right to dissent and obtain payment for their shares under the Florida statutes, the Articles of Incorporation or bylaws.

Effective Date:

The Designation will become effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement.

Approval:

Our Board of Directors and the holder of a majority of our outstanding voting securities have approved the Amended and Restated Articles of Incorporation which includes the designation of the Class A Preferred Stock.

ADDITIONAL INFORMATION

We are including with this Information Statement the following documents:

Exhibit A:

Form of Amended and Restated Articles of Incorporation

Exhibit B:

Our audited financial statements for the years ended December 31, 2015 and 2014

Exhibit C:

Our unaudited financial statements for the period ended June 30, 2016

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

Dated:  August 19, 2016

Real Estate Contacts, Inc.

/s/ Robert DeAngelis

Robert DeAngelis, President

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

of

REAL ESTATE CONTACTS, INC.
Name of Corporation
P05000037567
Document Number

REAL ESTATE CONTACTS, INC. (“the Corporation”), pursuant to the authority contained in Florida Statutes Section 607.1007, hereby amends and restates the Articles of Incorporation:

ARTICLE I.

NAME.

The name of the Corporation is REAL ESTATE CONTACTS, INC.

ARTICLE II.

PRINCIPAL PLACE OF BUSINESS AND MAILING ADDRESS.

The principal place of business of the Corporation shall be:  8878 Covenant Avenue, Suite 209, Pittsburgh, PA  15237.

The mailing address of the Corporation shall be:  8955 U.S. Highway 301 N., No. 192, Parrish, FL  34219.

ARTICLE III.

CAPITAL STOCK.

1.

Authorized Capital Stock.  The total authorized capital stock of the corporation shall be Two Hundred Fifty Million shares (250,000,000), consisting of 249,000,000 shares of common stock, par value $0.00001 per share (the “common stock”); 1,000,000 shares of Preferred Stock.

2.

Common Stock.  Each holder of shares of common stock shall be entitled to one vote for each share held of record by such holder as to each matter submitted to shareholders for approval.  There shall be no cumulative voting rights in the election of directors of the Corporation.

3.

Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series as maybe be established by the Board of Directors of the Corporation. The Board of Directors is hereby expressly authorized to fix and determine by resolution(s) the number of shares of each series of Preferred Stock and the designation thereof, any voting and other powers, preferences and relative participating, optional or special rights, including the number of votes if any, per share and such qualifications, limitations or restrictions on any such powers, preferences and rights as shall be stated in the resolutions(s) providing for the issue of the series (a “Statement of  Designation”) and as may be  permitted by the Florida Business Corporation Act (the “Act).  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors.

4.

Statement of Designation of Preferred Stock Series A. The first series of Preferred stock shall be designated “Series A Preferred Stock”.  A statement of the relative powers, dividends, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock is as follows:

4.1.

Designation of Series A of Preferred Stock. The distinctive serial designation of such series of Preferred Stock is “Series A Preferred Stock” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.  The authorized number of shares of Series A shall be 500,000, which shall have a par value of $0.0001 per share.  Series A Shares that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued Preferred Shares, provided that any such cancelled shares of Series A may be reissued only as Series A Preferred Shares.

4.2.

Definitions. As used herein with respect to the Series A:

4.2.1.

“Articles of Incorporation” means the amended and restated articles of incorporation of the Corporation, as it may be amended from time to time in a manner consistent with this Statement of Designation, and shall include this Statement of Designation.

4.2.2.

“Board of Directors” means the board of directors of the Corporation.

4.2.3.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law or executive order to close.

4.2.4.

“Bylaws” means the bylaws of the Corporation, as they may be amended from time to time in a manner consistent with this Statement of Designation.

4.2.5.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

4.2.6.

“Common Shares” means the Common shares of the Corporation, par value $0.00001 per share.

4.2.7.

“Holder” means the Person in whose name the shares of Series A are registered, which may be treated by the Corporation, its Transfer Agent, and its Registrar as the absolute owner of the shares of Series A for all purposes to the fullest extent permitted by law.

4.2.8.

“Junior Stock” or “Junior Securities” means the Common Shares of the Company.

4.2.9.

“Liquidation Event” means the occurrence of a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary.

4.2.10.

“Liquidation Preference” has the meaning set forth in Section 4.4.1.

4.2.11.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, or trust.

4.2.12.

“Preferred Shares” means any and all series of preferred shares of the Corporation, including the Series A.

4.2.13.

“Stock Purchase Agreement” means that agreement defining the terms of the purchase of the Series A.

4.2.14.

“Voting Stock” means stock of the Corporation having the power to elect directors to the Board of Directors and any other general voting power (and shall include any shares of Voting Stock issuable upon exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Voting Stock).

4.2.14.1.

Each Common Share entitled to vote shall vote as one (1) share of Voting Stock.

4.2.14.2.

Each Series A Preferred Share entitled to vote shall vote as five-thousand (5,000) shares of Voting Stock.

4.2.15.

For all purposes relevant to this Statement of Designation: The terms defined in the singular have a comparable meaning when used in the plural and vice versa. Whenever the words “include,” “includes,” or “including” are used, they are deemed followed by the words “without limitation.” All references to number of shares, amounts per share, prices, and the like shall be subject to appropriate adjustment for stock splits, stock combinations, stock dividends and similar events. If any event under this Statement of Designation occurs on a Saturday, Sunday, or legal holiday, then such event shall be deemed to occur on the first Business Day after such date.

4.3.

Issuance of Series A.  Series A Preferred Stock shall be issued at the discretion of the Board of Directors pursuant to the terms of and upon receipt of the consideration provided for in a Stock Purchase Agreement.

4.4.

Liquidation Rights.

4.4.1.

Series A Liquidation Preference. Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof available for distribution to shareholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and before any distribution of such assets or proceeds is made to or set aside for the holders of common stock or other series of stock of the Corporation ranking junior to the Series A Preferred, $0.02 per share of each Series A Preferred Stock (the “Series A Liquidation Preference”).

4.4.2.

Partial Payment. If, upon such Liquidation Event, the assets distributable to the holders of the Series A Preferred Stock shall be insufficient to permit the payment in full of the Series A Liquidation Preference, the assets of the Corporation shall be distributed to the holders of the Series A ratably until the holders have received the full amount to which they would otherwise be entitled. Holders of the Series A will not be entitled to any other amounts from the Corporation upon or in respect to the Series A after the Holders have received the Series A Liquidation Preference. The payment in full of the Series A Liquidation Preference with respect to any share of Series A shall be a payment in redemption of such share of Series A such that, from and after payment of the Series A Liquidation Preference, any such share of Series A shall no longer be outstanding.

4.4.3.

Residual Distributions. If the Liquidation Preference on the Series A has been paid in full, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

4.4.4.

Liquidation Notice. The Corporation shall give written notice of any Liquidation Event to each Holder not less than 30 days prior to the anticipated date of the Liquidation Event.

4.5.

Voting.  Each Series A Preferred Share shall vote as five-thousand (5,000) shares of Voting Stock.

4.6.

Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

4.7.

Notices. All notices or communications in respect of Series A shall be in writing and delivered via first class mail, postage prepaid at the holder’s address as set forth in the records of the Corporation, and shall be deemed effective on the date deposited with the Unites States Post Office.

4.8.

Repurchase and Sale of Series A. Subject to the limitations imposed herein and applicable law, the Corporation may purchase and sell shares of Series A from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee of the Board of Directors may determine.

4.9.

Other Rights. Other than as set forth herein or as provided by applicable law, the shares of Series A shall not have any other voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof.

ARTICLE IV.

INDEMNIFICATION.

The Corporation shall, to the fullest extent legally permissible under the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity as a director or officer of the Corporation and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or resolution adopted by the shareholders entitled to vote thereon after notice.

APPROVAL BY SHAREHOLDERS AND BOARD OF DIRECTORS

☑

These Amended and Restated Articles of incorporation were duly and unanimously approved by the Corporation’s shareholders on July 26, 2016, and the number of votes cast for the amendment by the shareholders was sufficient for their approval.

☑

These Amended and Restated Articles of Incorporation were duly and unanimously approved by the Corporation's Board of Directors on July 26, 2016, and the number of votes cast for the amendment by the Directors was sufficient for their approval.

These Amended and Restated Articles of Incorporation shall be effective on August 15, 2016.

IN WITNESS WHEREOF, the Corporation hereby certifies that this Amendment has been unanimously approved by its Shareholders and Board of Directors and has caused these Amended and Restated Articles of Incorporation to be duly executed by its Chief Executive Officer this 26th day of July 2016.

Real Estate Contacts, Inc.

Signed: /s/ Robert DeAngelis

Name:  Robert DeAngelis

Title:    Sole Director and Majority Shareholder (65,002 shares/ 60%)

EXHIBIT B

Real Estate Contacts, Inc.

Our audited financial statements for the years ended December 31, 2015 and 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Real Estate Contacts, Inc.

We have audited the accompanying balance sheets of Real Estate Contacts, Inc. as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Real Estate Contacts, Inc. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a net loss of approximately $1,397,000 and had cash used in operations of approximately $66,000 for the year ended December 31, 2015, and had an accumulated deficit of approximately $16,395,000 and a working capital deficit of approximately $1,442,000 at December 31, 2015. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D’Arelli Pruzansky, P.A.

Certified Public Accountants

Boca Raton, Florida

April 13, 2016

Real Estate Contacts, Inc.

Balance Sheets

	December 31,	December 31,
	2015	2014

Assets
Current assets
Cash	$280	$71,378
Total current assets	280	71,378

Website development costs, net of accumulated
amortization and impairment of $148,792 and $34,908, respectively	-	113,884

Total assets	$280	$185,262

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$5,592	$45,806
Accrued expenses	96,175	26,148
Accrued payroll taxes and related expenses	537,171	479,567
Derivative liability	485,142	1,016,112
Due to principal shareholder, related party	101,440	-
Notes payable	20,250	-
Convertible notes payable	196,865	277,153
Total current liabilities	1,442,635	1,844,786
Total liabilities	1,442,635	1,844,786

Commitments and Contingencies (Note 12)

Stockholders' Deficit
Preferred Stock A $.0001 par value, 500,000 shares authorized; none issued and outstanding
Preferred Stock B $.001 par value, 500,000 shares authorized; none issued and outstanding
Common Stock, $0.00001 par value, 1,499,000,000 shares authorized; 1,067,237,234 and 2,465,096 shares* issued and outstanding, respectively	10,672	25
Additional paid-in capital	14,942,196	13,338,874
Accumulated deficit	(16,395,223)	(14,998,423)
Total stockholders' deficit	(1,442,355)	(1,659,524)
Total Liabilities and Stockholders' Deficit	$280	$185,262

* shares retroactively restated for reverse stock splits of 1,000:1 on June 10, 2014, 10:1 on January 21, 2015, and 100:1 on June 15, 2015

The accompanying notes are an integral part of these financial statements.

Real Estate Contacts, Inc.

Statements of Operations

(Audited)

	For the Year Ended
	December 31,
	2015	2014

Revenues	$199	$546

Operating expenses:
Selling expenses	6,158	28,939
Compensation	1,056,604	4,706,408
Professional	41,836	43,014
Rents and overhead	-	1,200
General and administrative	30,255	14,185
Impairment of asset	92,449	-
Amortization	21,435	23,055
Total operating expenses	1,248,737	4,816,801

Net loss from operations	(1,248,538)	(4,816,255)

Other income/(expense)
Derivative liability expense	(46,076)	-
Interest expense	(112,267)	(566,918)
Change in fair value of derivative liability	(8,052)	(1,053,288)
Gain (loss) on extinguishment of debt	18,133	(28,029)
Net loss before provision for income taxes	(1,396,800)	(6,464,490)

Provision for income taxes	-	-

Net loss	$(1,396,800)	$(6,464,490)

Loss per share, basic and dilutive	$(0.00)	$(2.62)

Weighted average shares outstanding
basic and dilutive	420,221,976	2,465,095

* shares retroactively restated for reverse stock splits of 1,000:1 on June 10, 2014, 10:1 on January 21, 2015, and 100:1 on June 15, 2015

The accompanying notes are an integral part of these financial statements.

Real Estate Contacts, Inc.

Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2015 and 2014

(Audited)

			Additional		Stock-
	Common		Paid in	Accumulated	Holders'
	Shares	Par	Capital	Deficit	Deficit

Balance at December 31, 2013	2,281	-	7,205,709	(8,533,933)	(1,328,224)

Common shares issued:
for services	1,499,650	15	4,162,385		4,162,400
exchange for convertible debt	959,774	10	1,936,551		1,936,561
exchange for accounts payable	3,336	-	33,029		33,029
fractional shares - reverse split	55	-			-

In kind contribution of rent			1,200		1,200

Net loss				(6,464,490)	(6,464,490)
Balance at December 31, 2014	2,465,096	25	13,338,874	(14,998,423)	(1,659,524)

Common shares issued:
for services	648,500,000	6,485	872,515		879,000
exchange for convertible debt	416,272,137	4,162	144,509		148,671
write-off of derivative liabilities in connection with conversions	-	-	585,098		585,098
In kind contribution of rent			1,200		1,200

Net loss				(1,396,800)	(1,396,800)
Balance at December 31, 2015	1,067,237,234	$10,672	$14,942,196	$(16,395,223)	$(1,442,355)

* shares retroactively restated for reverse stock splits of 1,000:1 on June 10, 2014, 10:1 on January 21, 2015, and 100:1 on June 15, 2015

The accompanying notes are an integral part of these financial statements.

Real Estate Contacts, Inc.

Statements of Cash Flows

(Audited)

	For the Year Ended December 31,
		2015	2014

Cash Flows from Operating Activities:
Net loss		$(1,396,800)	$(6,464,490)
Adjustment to reconcile net loss to net
cash provided by operations:
Depreciation and amortization		21,435	23,055
Loss on impairment of asset		92,449	-
Stock based compensation		879,000	4,162,400
In kind contribution of rent		1,200	1,200
Amortization of debt discounts and financing costs		112,269	497,057
Derivative liability expense		46,076	-
Loss on derivative liability		8,052	1,053,288
(Gain)/loss on extinguishment of debt		(18,133)	28,029
Changes in assets and liabilities:
Accounts payable		(40,214)	19,214
Accrued expenses		70,027	443,972
Accrued payroll taxes and related expenses		57,604	-
Deferred revenue		-	(546)
Accrued salaries, shareholder		101,440	(99,990)
Net Cash Used by Operating Activities		(65,595)	(336,811)

Cash Flows from Investing Activities:
Purchase of capitalized website costs		-	(60,100)
Net Cash Used by Investing Activities		-	(60,100)

Cash Flows from Financing Activities:
Proceeds from convertible notes payable		20,250	347,546
Repayments of convertible notes payable		(1,000)	-
Shareholder loans and advances		1,500	-
Repayments of shareholder loans and advances		(26,253)	-
Net Cash (Used In)/Provided by Financing Activities		(5,503)	347,546

Net decrease in cash		(71,098)	(49,365)
Cash at beginning of period		71,378	120,743
Cash at end of period		$280	$71,378

Supplemental cash flow information:
Interest paid	$		$-
Taxes paid	$		$-

Non-cash disclosures
Settlement of convertible notes in exchange for common shares		$131,208	$395,702
Exchange payables for convertible note payable		$20,775	$5,000
Settlement of accrued interest in exchange for common shares		$7,604	$28,653

The accompanying notes are an integral part of these financial statements.

Real Estate Contacts, Inc.

Notes to the Financial Statements

For the years ended December 31, 2015 and 2014

1.

 Background Information

Real Estate Contacts, Inc. ("The Company") was formed on March 10, 2005 as a Florida Corporation and is based in Parrish, Florida.  The Company engages in the ownership and operation of a real estate advertising portal website. Real Estate Contacts, Inc. provides a comprehensive online real estate search portal that consists of an advertising and marketing platform for real estate professionals.

The company provides consumers the opportunity to view real estate listings and homes for sale in their local markets.

The company provides real estate professionals the opportunity to reach consumers interested in buying or selling property in their respective geographic area and in most markets and cities throughout the United States.

Business Operations

Real Estate Contacts, Inc. provides a service that enables real estate professionals to capture, cultivate, and convert leads which cater to prospective home buyers and sellers from our Real Estate Search engine website (www.realestatecontacts.com).

The Company’s business is conducted solely within the Internet.. Our company matches buyers, sellers, and real brokers and agents anywhere in the world.

We enable real estate professionals to better promote themselves and their listings and connect with transaction-ready consumers through our online websites and marketing products. Our current real estate search website enables real estate professionals to increase their visibility and promote their listings.

The Company has earned little revenues to date due to issues, problems, and the eventual shut-down of its website and video website channel by the developer.  The Company’s management has elected to utilize a different developer to build a more functional website.

2.

Summary of Significant Accounting Policies

The significant accounting policies followed are:

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the SEC. The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3 regarding the assumption that the Company is a “going concern”).

For further information, refer to Real Estate Contacts, Inc.’s (the “Company”) audited financial statements and notes thereto included in the year ended December 31, 2014 Form 10K filed with the Securities and Exchange Commission.

All share and per share information contained in this report gives retroactive effect to a 1 for 1,000 reverse stock split of our outstanding common stock, effective June 10, 2014, a 1 for 10 reverse stock split, effective January 21,  2015 and a 1 for 100 reverse stock split effective June 15, 2015.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Our significant estimates include valuation of website development costs, derivative liabilities, valuation of stock based compensation, and deferred tax asset valuation allowances. We evaluate our estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.  Our reclassifications were made to common stock and additional paid in capital due to reverse splits in 2015 and 2014.  These reclassifications had no effect on reported losses.

Financial Instruments

The Company’s balance sheets include the following financial instruments: cash, accounts payable, accrued expenses, notes payable and payables to a stockholder. The carrying amounts of cash, accounts payable and accrued expenses approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the notes payable and amounts due to stockholder approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.  The derivative liability has been valued at fair market value, in consideration of the fair value of the potential future consideration that may be required upon settlement under the terms of the convertible debt instruments.

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

At December 31, 2015, the company performed a Level 3 non-recurring valuation of its website development costs, resulting in an impairment loss that reduced the net carrying value of this asset to zero.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Cash and Cash Equivalents

All cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  The Company had no cash equivalents at either December 31, 2015 or December 31, 2014.

Accounts Receivable

The Company currently does not issue credit on services provided, therefore there are no accounts receivable.  No allowance for doubtful accounts is considered necessary to be established for amounts that may not be recoverable, since there has been no credit issued.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

The Company placed its main website (www.realestatecontacts.com) into service prior to 2008, with a redesign of the website in 2015. Our video website channel (www.realestatevideochannels.com) and our other website (www.realestatevideowebsites.com) were shut down in September 2015 by the website hosting company as a result of disputes over fees charged by the website developer.  All costs associated with these websites are subject to straight-line amortization over there expected useful life, a five year period.  As of December 31, 2015, the Company impaired the carrying value of capitalized costs associated with our websites and recognized an impairment loss in the amount of $92,449.

Property and Equipment

Costs incurred in the planning stage of a website are expensed, while costs incurred in the development stage are capitalized and amortized over the estimated five year life of the asset. In accordance with FASB ASC No. 350, Intangibles, Goodwill and Other, the Company requires that intangible assets with a finite life be amortized over their life and requires that goodwill and intangible assets be reviewed for impairment annually or more frequently if impairment indicators arise.

Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets", the Company assesses the impairment of identifiable intangible assets, including website development costs, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1.

Significant underperformance compared to historical or projected future operating results;

2.

Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3.

Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Due to multiple issues with our programmer, who hosts our website, management believes that the website may not be functional to the required specification.  Management believes that significant modifications may be necessary.  Based on the information available to management, in consideration of all issues, an impairment loss has been recognized for the carrying value of the website development costs. For the twelve months ended December 31, 2015 and 2014, the Company incurred impairment losses of $92,449 and $0, respectively.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Consideration for future advertising is generally received by customers in advance of those services being provided.   Advertising revenue is recognized ratably over the period that the services are subscribed, generally a one year period.  The unearned portion of the advertising revenue is deferred until future periods in which the subscription is earned.

The Company has not issued guarantees or other warrantees on the advertising subscription success or results.  The Company has not experienced any refund requests or committed to any adjustments for terminated subscriptions.  The Company does not believe that there is any required liability.

Share-based Compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC 718. FASB ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505.

Advertising Costs

The costs of advertising are expensed as incurred.  Advertising expense was $6,158 and $11,362 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of December 31, 2015, tax years ended December 31, 2014, 2013, and 2012 are still potentially subject to audit by the taxing authorities, along with December 31, 2015 (although the tax return has not yet been filed).

Earnings (Loss) Per Share

Basic earnings (loss) per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, Earnings Per Share .

Diluted earnings (loss) per share include the dilutive effects of stock options, warrants, and stock equivalents.  To the extent stock options, stock equivalents and warrants are anti-dilutive they are excluded from the calculation of diluted income per share.  For the years ended December 31, 2015 and 2014 there were 4,840,407,000 and 10,126,578 (adjusted for three (3) reverse stock splits) potential common shares from convertible notes, respectively.  For December 31, 2015 and 2014, the Company incurred net operating losses and, thus, anti-dilution issues are not considered in the calculation of loss per share.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

3.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred a net loss of $1,396,800 during the year ended December 31, 2015 and had net cash used in operating activities of $65,595 for the same period. Additionally, the Company has an accumulated deficit of $16,395,223 and a working capital deficit of $1,442,355 at December 31, 2015.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to achieve a level of profitability and/or to obtain adequate financing through the issuance of debt or equity in order to finance its operations.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s operations. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to build and maintain websites and to provide services and support to its customers and users.  There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

4.

Recently Issued Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.   The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award’s grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after December 15, 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.    Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU and future reports will include any additional disclosures required.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

5.

Related Party Transactions

On March 4, 2013, we entered into an employment agreement with Robert DeAngelis, our Chief Executive Officer. The employment agreement is for a period of three years and can be cancelled upon written notice by either employee or employer (if certain employee acts of misconduct are committed). The total minimum aggregate annual amount due under the employment agreement is $120,000 plus bonuses.  For the years ended December 31, 2015 and 2014, the Company recorded compensation expense in the amount of $120,000 and $120,000, respectively.

The majority shareholder has advanced funds or deferred contractual salaries since inception, for the purpose of financing working capital and product development.   As of December 31, 2015, the Company owed $101,440.  There are no repayment terms to these advances and deferrals.  The Company has accrued interest at a minimal variable rate, currently 3%.  Management will periodically adjust this rate following guidelines of applicable federal rates.

Additionally, the majority shareholder has advanced funds, in the form of promissory notes, in the amount of $20,250 and $0 as of December 31, 2015 and December 31, 2014, respectively. These promissory notes mature and are payable in six months from the date issued and have a minimal stated interest.  Interest is accrued at 3% on these notes.

Total interest accrued on these advances and notes is $5,799 as of December 31, 2015.

The Company has minimal needs for facilities and operates from office space provided by the majority shareholder.  There are no lease terms.  For the year ended December 31, 2015 and 2014, rent has been calculated based on the limited needs at a fair market value of the space provided.  Rent expense was $1,200 and $1,200 for the years ended December 31, 2015 and 2014, respectively. The rental value provided has been recognized as an operating expense and treated as a contribution to capital.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

During the years ended December 31, 2015 and 2014, the Company issued 648,500,000 and 1,499,650 shares, respectively, of common stock to the Chief Executive Officer in exchange for services.  These shares were valued at the closing market prices of the stock at the date of grant, resulting in the recognition of $879,000 and $4,162,400 in compensation expense.

6.

 Website Development Costs

	December 31,
	2015	2014
Website Development Costs	$148,792	$148,792
Less accumulated amortization and impairment loss	(148,792)	(34,908)
Property and equipment, net	$-	$113,884

Amortization of website was $21,435 and $23,055 for the years ended December 31, 2015 and 2014, respectively. The Company incurred an impairment loss of $92,449 during the year ending December 31, 2015.

7.

Accrued Liabilities

Accrued expenses:

	December 31, 2015	December 31, 2014
Accrued professional fees	$24,500	$-
Accrued interest	71,675	26,148
Accrued payroll taxes, penalties and interest (a)	537,171	479,567
Total accrued expenses, payroll taxes, and related expenses	$633,346	$505,715

(a) The Company has paid or accrued compensation to its Chief Executive Officer totaling $999,000 and $4,291,550 during the years ended December 31, 2015 and 2014, respectively.  However, the Company has not paid the related payroll taxes, consisting primarily of Social Security and Medicare taxes.  As a result, the Company has established an accrued liability for the related taxes, along with the estimated interest and penalties, of $537,171 and $479,567 at December 31, 2015 and 2014, respectively.

8.

 Notes Payable

The notes outstanding are summarized by their terms below:

Schedule of Debt

	December 31,
	2015	2014

Convertible promissory notes, various lending institutions, maturing at variable dates ranging from 180 days to one year from origination date, 8-10% interest and in default interest of 12-22%, convertible at discount to trading price (25-50%) based on various measurements of prior trading, at face value of remaining original note principal balance, including delinquency penalties of $24,979 and $9,735, respectively, net of  unamortized debt discounts, attributable to derivative liabilities, and deferred financing costs in the amount of $0 and $145,584, respectively. All of these notes are in default as of December 31, 2015.

	196,865	277,153
Total	$196,865	$277,153

Summary of Convertible Note Transactions

Convertible notes, January 1	$277,153	$345,500
Additional notes, face value	20,775	372,500
Addition due to debt agreement default provisions	24,979	9,635
Payments and adjustments	(16,830)	-
Conversions of debt	(140,943)	(419,001)
Financing costs, amortized in 2015	2,256	(2,256)
Debt discounts, amortized in 2015	29,475	(29,475)
Convertible notes, December 31	$196,865	$277,153

9.

Derivatives and Fair Value

The Company evaluated the terms of the convertible notes, in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and determined that the underlying is indexed to the Company’s common stock. The Company determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The Company evaluated the conversion feature for the embedded conversion option. Since these notes contain conversion price adjustment provisions (i.e. down round, or ratchet provisions), the Company determined that the embedded conversion options met the definition of a derivative. The effective conversion price was compared to the market price on the date of the note and was deemed to be less than the market value of underlying common stock at the inception of the note. The Company recognized a debt discount on the notes as a reduction (contra-liability) to the Convertible Notes Payable. The debt discounts are being amortized over the life of the notes.  The Company recognized financing costs for charges by the lender for original issue discounts and other applicable administrative costs, normally withheld from proceeds, which are being amortized as finance costs over the life of the loan.

A derivative liability, in the amount of $485,142 and $1,016,112 has been recorded, as of December 31, 2015 and 2014, respectively, related to the above notes.  The derivative value was calculated using the Black-Scholes method.  Assumptions used in the derivative valuation were as follows:

	December 31,
	2015	2014
Weighted Average:
Dividend rate	0.00%	0.00%
Risk-free interest rate	0.49%	0.12%
Expected lives (years)	.736	.563
Expected price volatility	507.8%	254.8%
Forfeiture Rate	0.00%	0.00%

ASC 825-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 825-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 describes three levels of inputs that may be used to measure fair value:  Level 1  – Quoted prices in active markets for identical assets or liabilities;  Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and  Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation. The Company’s Level 3 liabilities consist of the derivative liabilities associated with the convertible notes.  At December 31, 2015, all of the Company’s derivative liabilities were categorized as Level 3 fair value liabilities. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Level 3 Valuation Techniques

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.  Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  At the date of the original transaction, we valued the convertible note that contains down round provisions using a Black-Scholes model, with the assistance of a valuation consultant, for which management understands the methodologies. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior.  Using assumptions, consistent with the original valuation, the Company has subsequently used the Black-Scholes model for calculating the fair value, as of December 31, 2015:

As of December 31, 2015
	Carrying Value	Level 1	Level 2	Level 3	Total
Derivative Liabilities	$ 485,142	$	$	$ 485,142	$ 485,142
Total Derivative Liabilities	$ 485,142	$	$	$ 485,142	$ 485,142

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the twelve months of fiscal year 2015:

Fair Value Measurements using inputs	December 31, 2015	December 31, 2014
Balance, December 31, 2014	$1,016,112	$1,092,030
Derivative liability expense	46,076	-
Losses realized and included in net loss	8,052	1,053,288
Purchases, issuances and settlements	(585,098)	(1,129,206)
Transfers in (out)	$-	$-
Balance, December 31, 2015	485,142	1,016,112

10.

Income Tax

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

	December 31,
	2015	2014
Income tax provision (benefit) at statutory rate	$(489,000)	$(2,262,000)
State taxes, net of federal benefit	(49,000)	(226,000)
Nondeductible items	438,000	2,171,100
Subtotal	(100,000)	(316,900)
Change in valuation allowance	100,000	316,900
Income Tax Expense	$-	$-

Net deferred tax assets and liabilities were comprised of the following:
Net Operating Losses	$1,283,000	$1,183,000

Valuation allowance	(1,283,000)	(1,183,000)
Deferred tax asset, net	$-	$-

As of December 31, 2015, the Company has estimated tax net operating loss carryforwards of approximately $3.33 million, which can be utilized or expire through tax year 2035.  Utilization of these losses may be limited in accordance with IRC Section 382 in the event of certain ownership shifts. The change in the valuation allowance for the years ended December 31, 2015 and 2014 was $100,000 and $316,900, respectively.

11.

Equity

Stock Compensation

The Company issued 648,500,000 shares of common stock to the Chief Executive Officer in exchange for services during the year ended December 31, 2015.  These shares were valued at the closing market prices of the stock at the date of grant, resulting in the recognition of $879,000 in compensation expense.

The Company issued 1,499,650 shares of common stock to the Chief Executive Officer in exchange for services during the year ended December 31, 2014.  These shares were valued at the closing market prices of the stock at the date of grant, resulting in the recognition of $4,162,400 in compensation expense.

Conversions of debt

During the year ended December 31, 2015, the Company converted notes of $140,493 and accrued interest of $7,729 into 416,272,138 common shares, in accordance with terms of the agreements.  The conversion price, per agreement, was discounted to percentages between 40% and 75% of the fair market trading value. The Company recorded the exchange at the fair market value of the shares converted, the excess of which was charged against the derivative liability.  The fair market value of the stock was $299,932, of which $157,770 off-set the established derivative liability.

During the year ended December 31, 2014, the Company converted notes of $445,101 and accrued interest of $20,459 into 959,774 common shares, in accordance with terms of the agreements.  The conversion price, per agreement, was discounted to percentages between 40% and 75% of the fair market trading value. The Company recorded the exchange at the fair market value of the shares converted, the excess of which was charged against the derivative liability.  The fair market value of the stock was $1,936,561, of which $1,471,001 off-set the established derivative liability.

Other

During the years ended December 31, 2015 and 2014 the Company recorded in-kind contributions for rent expense in the amount of $1,200 and $1,200, respectively.

The Company’s Board of Directors approved reverse stock splits of: 1 for 1,000 on June 10, 2014; 1 for 10 on January 21, 2015; and 1 for 100 on June 15, 2015.  All shares have been retroactively restated for this reverse stock split.

There are no warrants or options currently outstanding.

Amendment to the Articles of Incorporation

On August 19, 2015, the Board of Directors recommended and the majority shareholder (holding 56% of the voting shares) voted in favor of increasing the authorized capital of the Company to One Billion Five Hundred Million (1,500,000,000) shares.  Accordingly, the total authorized capital of the Company is comprised of One Billion Four Hundred Ninety Nine Million (1,499,000,000) shares of common stock, par value $0.00001 per share; 500,000 (five hundred thousand) shares of Preferred Stock, Series A, par value $0.0001 per share; and 500,000 (five hundred thousand) shares of Preferred Stock, Series B, par value $0.001 per share.  The financial statements have retroactively presented the authorized shares, per this amendment.

The total number of shares this corporation is authorized to issue is 1,500,000,000 (one billion five hundred million), allocated as follows among these classes and series of stock:

Designation	Par value	Shares
Common	$0.00001	1,499,000,000
Preferred Stock Class, Series A	$0.0001	500,000
Preferred Stock Class, Series B	$0.001	500,000

No preferred shares have been issued and have not been defined for the preferences.

12.

Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.   Management believes that there are no known or potential matters that would have a material effect on the Company’s financial position or results of operations.

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

There were no operating or capital lease commitments as of December 31, 2015 and 2014.

13.

 Subsequent Events

On March 11, 2016, the Company settled a convertible note payable carrying a principal balance of $23,342 for consideration of $2,000, resulting in a gain on settlement of $21,342.

EXHIBIT C

Real Estate Contacts, Inc.

Our unaudited financial statements for the period ended June 30, 2016

Real Estate Contacts, Inc. Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets
Cash	$170	$280
Total current assets	170	280

Total assets	$170	$280

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$9,789	$5,592
Accrued expenses	131,165	96,175
Accrued salaries, payroll taxes and related expenses	601,850	537,171
Derivative liability	368,405	485,142
Due to principle shareholder, related party	134,660	101,440
Notes payable, principle shareholder, related party	31,250	20,250
Convertible notes payable	154,613	196,865
Total current liabilities	1,431,732	1,442,635
Total liabilities	1,431,732	1,442,635

Commitments and Contingencies (Note 10)

Stockholders' Deficit
Preferred Stock A $.0001 par value, 500,000 shares authorized; none issued and outstanding	-	-
Preferred Stock B $.001 par value, 500,000 shares authorized; none issued and outstanding	-	-
Common Stock, $0.00001 par value, 249,000,000 shares authorized; 106,724 shares issued and outstanding	1	1
Additional paid-in capital	14,976,981	14,952,867
Accumulated deficit	(16,408,544)	(16,395,223)
Total stockholders' deficit	(1,431,562)	(1,442,355)

Total Liabilities and Stockholders' Deficit	$170	$280

The accompanying notes are an integral part of these unaudited financial statements.

Real Estate Contacts, Inc. Statements of Operations (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues	$-	$-	$-	$199

Operating expenses:
Selling expenses	-	3,232	-	5,738
Compensation and related costs	32,087	32,340	64,680	1,263,766
Professional	10,389	4,000	12,989	13,236
General and administrative	5,605	3,538	6,637	18,125
Amortization	-	7,350	-	13,893
Total operating expenses	48,081	50,460	84,306	1,314,758

Net loss from operations	(48,081)	(50,460)	(84,306)	(1,314,559)

Other income (expense):
Interest expense	(18,788)	(20,978)	(58,461)	(100,117)
Change in fair value of derivative liability	192,099	8,650	93,223	326,972
Gain on extinguishment of debt	16,317	-	36,223	-
Total other income (expense)	189,628	(12,328)	70,985	226,855
Net gain/(loss) before provision for income taxes	141,547	(62,788)	(13,321)	(1,087,704)

Provision for income taxes	-	-	-	-

Net gain/(loss)	$141,547	$(62,788)	$(13,321)	$(1,087,704)

Gain/(loss) per share, basic and dilutive	$1.33	$(10.18)	$(0.12)	$(280.70)

Weighted average shares outstanding, basic and dilutive	106,720	6,167	106,720	3,875

The accompanying notes are an integral part of these unaudited financial statements.

Real Estate Contacts, Inc. Statements of Cash Flows (unaudited)

	For the Six Months Ended
	June 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(13,321)	$(1,087,704)
Adjustment to reconcile net loss to net
cash provided by operations:
Amortization	-	13,893
Stock based compensation	-	1,140,000
In kind contribution of rent	600	-
Amortization of debt discounts and financing costs	-	57,610
Change in fair value of derivative liability	(93,223)	(326,972)
Gain on extinguishment of debt	(36,223)	-
Changes in assets and liabilities:
Accounts payable	4,197	(40,214)
Accrued expenses	34,990	135,549
Accrued salaries, payroll taxes and related expenses	64,679	-
Due to principal shareholder	32,191	33,750
Net Cash Used in Operating Activities	(6,110)	(74,088)

Cash Flows from Financing Activities:
Proceeds from notes and advances, principal shareholder	11,000	5,000
Repayments of notes payable	(5,000)	-
Net Cash Provided by Financing Activities	6,000	5,000

Net increase (decrease) in cash	(110)	(69,088)
Cash at beginning of period	280	71,378
Cash at end of period	$170	$2,290

Supplemental cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$-

Non-cash disclosures
Reclassification to additional paid in capital upon settlement of notes payable	$23,514	$-
Settlement of convertible notes in exchange for common shares	$-	$90,830
Settlement of accrued interest in exchange for common shares	$-	$4,641
Settlement of accounts payable in exchange for convertible notes	$-	$20,775

The accompanying notes are an integral part of these unaudited financial statements.

REAL ESTATE CONTACTS, INC.

Notes to the Financial Statements

(Unaudited)

For the six months ended June 30, 2016

1.

Background Information

Real Estate Contacts, Inc. ("The Company") was formed on March 10, 2005 as a Florida Corporation and is based in Parrish, Florida. The Company engages in the ownership and operation of a real estate advertising portal website. Real Estate Contacts, Inc. provides a comprehensive online real estate search portal that consists of an advertising and marketing platform for real estate professionals.

The Company provides consumers the opportunity to view real estate listings and homes for sale in their local markets. We enable real estate professionals to better promote themselves and their listings and connect with transaction-ready consumers through our online website. Our current real estate search website will enable real estate professionals to increase their visibility and promote their listings.

Real Estate Contacts, Inc. intends to provide a service that enables real estate professionals to capture, cultivate, and convert leads which cater to prospective home buyers and sellers from our Real Estate Search engine website (www.realestatecontacts.com).

The Company is in the first stage of development for our new national real estate website, (www.realestatecontacts.com).  We plan to build, design and launch a real estate website that will consist of local community city pages that feature real estate agents, brokers, and offices on an exclusive basis.  Each one of our “Real Estate Contacts” would be featured exclusively in the city that they work and include a profile page and a community page.

The Company’s business is conducted solely within the Internet.

2.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information and with the instructions to Form 10-Q and Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 2016 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2016.

For further information, refer to Real Estate Contacts, Inc.’s (the “Company”) audited financial statements and notes thereto included in the year ended December 31, 2015 Form 10K filed with the Securities and Exchange Commission.

All share and per share information contained in this report gives retroactive effect to a 1 for 1,000 reverse stock split, effective June 10, 2014, a 1 for 10 reverse stock split, effective January 21, 2015, a 1 for 100 reverse stock split effective June 15, 2015, and a 1 for 10,000 reverse stock split of outstanding common stock, effective July 15, 2016.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Our most significant estimates are for stock based compensation, and derivative assumptions used in calculating derivative liabilities and valuation and estimated useful life of website. We evaluate our estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.  Our reclassifications were made to common stock and additional paid in capital, due to reverse splits in 2016 and 2015, which were retroactively adjusted to presentations of the 2016 and 2015 balance sheet.  Additional reclassifications were made to accrued interest and the convertible note principal balances to reclassify interest default penalties incurred from convertible note payable balances to accrued interest. These reclassifications had no effect on reported losses.

Financial Instruments

The Company’s balance sheets include the following financial instruments: cash, accounts payable, accrued expenses, notes payable and payables to a stockholder. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying values of the notes payable and amounts due to stockholder approximates fair value based on borrowing rates currently available to the Company for instruments with similar terms and remaining maturities.  The derivative liability has been valued at fair market value, in consideration of the fair value of the potential future consideration that may be required upon settlement under the terms of the convertible debt instruments.

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2016.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Cash and Cash Equivalents

Cash is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  The Company had no cash equivalents at either June 30, 2016 or as of December 31, 2015.

Accounts Receivable

The Company currently does not issue credit on services provided, therefore there are no accounts receivable. No allowance for doubtful accounts is considered necessary to be established for amounts that may not be recoverable, since there has been no credit issued.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

The Company placed its main website (www.realestatecontacts.com) into service prior to 2008, with a redesign of the website in 2015. Our video website channel (www.realestatevideochannels.com) and our other website (www.realestatevideowebsites.com) were shut down in September 2015 by the website hosting company. All costs associated with these websites are subject to straight-line amortization over there expected useful life, a five year period.  As of December 31, 2015, the Company impaired the carrying value of capitalized costs associated with our websites and recognized an impairment loss in the amount of $92,449.

Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets", the Company assesses the impairment of identifiable intangible assets, including website development costs, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

4.

Significant underperformance compared to historical or projected future operating results;

5.

Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

6.

Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Due to multiple issues with our programmer, who hosts our website, management believes that the website may not be functional to the required specification.  Management believes that significant modifications may be necessary.  Based on the information available to management, in consideration of all issues, an impairment loss of $92,449 was recognized in the quarter ended December 31, 2015 for the carrying value of the website development costs.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

Consideration for future advertising services are paid by customers in advance of those services being provided. Advertising revenue is recognized ratably over the period that the services are subscribed, generally a one year period, net of any estimates for chargebacks or refunds. The unearned portion of the advertising revenue is deferred until future periods in which the subscription is earned.

The Company has not issued guarantees or other warrantees on the advertising subscription success or results. The Company has not experienced any refund requests or committed to any adjustments for terminated subscriptions. The Company does not believe that there is any required liability.

Stock Based Compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB ASC 718. FASB ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of December 31, 2015, tax years ended December 31, 2014, 2013, and 2012 are still potentially subject to audit by the taxing authorities.

Earnings Per Share

Basic income per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, Earnings Per Share.

Diluted income per share includes the dilutive effects of stock options, warrants, and stock equivalents. To the extent stock options, stock equivalents and warrants are anti-dilutive; they are excluded from the calculation of diluted income per share. As of June 30, 2016 there were approximately 585,400 share equivalents, as calculated, for potential conversion demand of our outstanding convertible notes.

Recently Issued Accounting Pronouncements

We have reviewed all FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

3.

Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company has a history of losses and has an accumulated deficit from inception of approximately $16 million. Additionally, the Company has negative working capital of approximately $1.4 million at June 30, 2016, a stockholders’ deficit of approximately $1.4 million, and negative operating cash flows of approximately $6,110 for the six months ended June 30, 2016. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to build and maintain websites and to provide services and support to its customers and users. There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

4.

Related Party Transactions

On March 4, 2013, we entered into an employment agreement with Robert DeAngelis, our Chief Executive Officer. The employment agreement is for a period of three years and can be cancelled upon written notice by either employee or employer (if certain employee acts of misconduct are committed).The total minimum aggregate annual amount due under the employment agreement is $120,000 plus bonuses.  For the six months ending June 30, 2016 and 2015, the Company recorded compensation expense in the amount of $60,000 and $60,000, respectively.

The majority shareholder has advanced funds or deferred contractual salaries since inception, for the purpose of financing working capital and product development.   As of June 30, 2016, the Company owed $134,660.  There are no repayment terms to these advances and deferrals.  The Company has accrued interest at a minimal variable rate, currently 3%.  Management will periodically adjust this rate following guidelines of applicable federal rates.

Additionally, the majority shareholder has advanced funds, in the form of promissory notes, in the amount of $31,250 as of June 30, 2016. These promissory notes mature and are payable in six months from the date issued and have a minimal stated interest.  Interest is accrued at 3% on these notes.

Total interest accrued on these advances and notes is $15,728 as of June 30, 2016.

The Company has minimal needs for facilities and operates from office space provided by the majority shareholder.  There are no lease terms.  For the six months ended June 30, 2016 and 2015, rent has been calculated based on the limited needs at a fair market value of the space provided.  Rent expense was $600 and $0 for the six months ended June 30, 2016 and 2015, respectively. The rental value provided has been recognized as an operating expense and treated as a contribution to capital.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

During the six months ended June 30, 2016 and 2015, the Company issued nil and 48,500,000 shares, respectively, of common stock to the Chief Executive Officer in exchange for services.  These shares were valued at the closing market prices of the stock at the date of grant, resulting in the recognition of $0 and $1,140,000 in compensation expense.

5.

Accrued Liabilities

Accrued expenses consist of:

	June 30, 2016	December 31, 2015
Accrued professional fees	$9,789	$5,592
Accrued interest	131,165	96,175
Accrued salaries, payroll taxes, and related expenses(a)	601,850	537,171
Total accrued expenses	$742,804	$638,938

(a)  The Company has paid or accrued compensation to its Chief Executive Officer totaling $60,000 and $1,200,000 during the six month periods ending June 30, 2016 and 2015, respectively.  However, the Company has not paid the related payroll taxes, consisting primarily of Social Security and Medicare taxes.  As a result, the Company has established an accrued liability for the compensation and related taxes, along with the estimated interest and penalties of $601,850 and $537,171 at June 30, 2016 and December 31, 2015, respectively.

Deferred Revenue:

Deferred revenues are derived from the unearned portion of advertising subscriptions.  Advertising revenue is generated primarily from annual subscription transactions.  Revenue is earned ratably over the expired portion of the subscription term.  The unearned portion is deferred until earned through the passage of time based on the subscription term.  As of June 30, 2016 and December 31, 2015, there was no deferred revenue.

7.

Debt Obligations

The notes outstanding are summarized by their terms below:

Schedule of Debt

	June 30, 2016	December 31, 2015

Convertible promissory notes, various lending institutions, maturing at variable dates ranging from 180 days to one year from origination date, 8-10% interest and in default interest of 12-22%, convertible at discount to trading price (25-50%) based on various measurements of prior trading, at face value of remaining original note principal balance, net of unamortized debt discounts attributable to derivative liabilities, and deferred financing costs in the amount of $0 and $0, respectively. Notes in default as of June 30, 2016 totaled $53,409 and *delinquency penalties have been assessed accordingly.

	154,613	171,964
Total	$ 154,613	$ 171,964

*Delinquency Penalties

Under the terms of the convertible debt agreements there are certain default provisions related to timely financial filings and insufficiency of authorized shares available to be issued.  The default provisions may or may not be enforced at the discretion of the lender.  The Company has recognized additional interest expense and increased accrued interest for the potential interest penalty clauses available to the lenders.

Summary of convertible note transactions:

June 30, 2016
Convertible notes, December 31	$171,964
Payments and adjustments	(17,351)
Convertible notes, June 30	$154,613

8.

Derivative Liability

The Company evaluated the terms of the convertible notes, in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock and that the underlying common stock is indexed to the Company’s common stock. The Company determined that the conversion features meet the definition of a liability and therefore bifurcated the conversion feature and accounted for it as a separate derivative liability. The Company evaluated the conversion feature for the embedded conversion option. Since these notes contain conversion price adjustment provisions (i.e., down round, or ratchet provisions), the Company determined that the embedded conversion options met the definition of a derivative. The Company recognized a debt discount on the notes for the derivatives as a reduction (contra-liability) to the Convertible Notes Payable. The debt discounts are being amortized over the life of the notes.  The Company recognized financing costs for charges by the lender for original issue discounts and other applicable administrative costs, normally withheld from proceeds, which are being amortized as finance cost over the life of the loan.

A derivative liability, in the amount of $368,405 has been recorded as of June 30, 2016, related to the above convertible notes. The derivative value was calculated using the Black-Scholes method. Assumptions used in the derivative valuation were as follows:

Weighted Average:
Dividend rate	0.0%
Risk-free interest rate	.45%
Expected lives (years)	1.561
Expected price volatility	140,6%
Forfeiture Rate	0.0%

ASC 825-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 825-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 describes three levels of inputs that may be used to measure fair value:

Level 1– Quoted prices in active markets for identical assets or liabilities;

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The Company’s Level 3 liabilities consist of the derivative liabilities associated with the convertible notes.  At June 30, 2016, all of the Company’s derivative liabilities were categorized as Level 3 fair value liabilities. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Level 3 Valuation Techniques

	Carrying Value	Level 1	Level 2	Level 3
Derivative Liabilities	$368,405	$-	$-	$368,405
Total Derivative Liabilities	$368,405	$-	$-	$368,405

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.  Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  At the date of the original transaction, we valued the convertible note that contains down round provisions using a Black-Scholes model, with the assistance of a valuation consultant, for which management understands the methodologies. This model incorporates transaction details such as the Company’s stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior.  Using assumptions, consistent with the original valuation, the Company has subsequently used the Black-Scholes model for calculating the fair value, as of June 30, 2016.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the six month period ending June 30, 2016:

Balance, December 31, 2015	$485,142
Reclassification to additional paid in capital upon settlement of notes payable	(23,514)
Total gains realized and included in net income	(93,223)
Balance, June 30, 2016	$368,405

9.

Equity

Stock Compensation

During the six months ended June 30, 2016, the Company did not issue stock in the form of compensation.

The Company issued 4,850,000,000 shares of common stock to the Chief Executive Officer in exchange for services during the six months ended June 30, 2015.  These shares were valued at the fair market value of the stock at the date of grant, resulting in the recognition of $1,140,000 in compensation expense.

Conversions of debt

During the six months ended June 30, 2016, the Company did not issue shares in connection with its convertible notes.

On March 11, 2016, the Company settled a convertible note payable carrying a principal balance of $19,397 and accrued interest of $7,795 for consideration of $2,000, resulting in a gain on settlement of $25,192.

In the three month period ending March 31, 2015, the Company converted notes of $81,518 and accrued interest of $4,565 into 994,327,859 common shares, in accordance with terms of the agreements.  The conversion price, per agreement, was discounted to the fair market trading value. The Company recorded the exchange at the fair market value of the shares converted, the excess of which was charged against the derivative liability.  The fair market value of the stock was $180,551, of which $94,468 off set the established derivative liability.

Other

During the six month periods ended June 30, 2016 and 2015 the Company recorded in-kind contributions for rent expense in the amount of $600 and $0, respectively.

The Company’s Board of Directors approved reverse stock splits of: 1 for 1,000 on June 10, 2014; 1 for 10 on January 21, 2015; and 1 for 100 on June 15, 2015, and a 1 for 10,000 reverse stock split of your outstanding common stock, effective July 15, 2016.  All shares have been retroactively restated for this reverse stock split.

There are no warrants or options currently outstanding.

Amendment to the Articles of Incorporation

On August 19, 2015, the Board of Directors recommended and the majority shareholder (holding 56% of the voting shares) voted in favor of increasing the authorized capital of the Company to One Billion Five Hundred Million (1,500,000,000) shares.  Accordingly, the total authorized capital of the Company is comprised of One Billion Four Hundred Ninety Nine Million (1,499,000,000) shares of common stock, par value $0.00001 per share; 500,000 (five hundred thousand) shares of Preferred Stock, Series A, par value $0.0001 per share; and 500,000 (five hundred thousand) shares of Preferred Stock, Series B, par value $0.001 per share.

On January 14, 2016, the Company filed Articles of Amendment with the Secretary of State of Florida decreasing the authorized capital of the Company from One Billion Five Hundred Million (1,500,000,000) Shares to One Million One Hundred Forty-Nine Thousand Nine Hundred (1,149,900) shares. This consisted of 500,000 shares of preferred stock, Series A, par value $0.0001per share; 500,000 shares of preferred stock, Series B, par value $0.001 per share, and 149,900 shares of Common Stock, par value $0.00001 per shares. This was done in anticipation of a 1 for 10,000 reverse stock split which became effective July 15, 2016.  The financial statements for all periods presented have been retroactively adjusted to reflect this stock split.

On July 20, 2016, the Board of Directors recommended and the majority shareholder (holding 61% of the voting shares) voted in favor of increasing the authorized capital of the Company from One Million One Hundred Forty-Nine Thousand Nine Hundred (1,149,900) Shares to Two Hundred Fifty Million (250,000,000) shares, to be effective July 20, 2016.  No change was made to the number of preferred shares authorized.  Accordingly, as of July 20, 2016, the total authorized capital of the Company will be comprised of Two Hundred Forty Nine Million (249,000,000) shares of common stock, par value $0.00001 per share; 500,000 (Five Hundred Thousand) shares of Preferred Stock, Series A, par value $0.0001 per share; and 500,000 (Five Hundred Thousand) shares of Preferred Stock, Series B, par value $0.001 per share (see Note 11).The financial statements for all periods presented have been retroactively adjusted to reflect this recapitalization.

As of June 30, 2016, the total number of shares this corporation is authorized to issue is 250,000,000 (two hundred fifty million), allocated as follows among these classes and series of stock (see note 11):

Designation	Par value	Shares
Common	$0.00001	249,000,000
Preferred Stock Class, Series A	$0.0001	500,000
Preferred Stock Class, Series B	$0.001	500,000

No preferred shares have been issued.

10.

Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no known or potential matters that would have a material effect on the Company’s financial position or results of operations.

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

There were no operating or capital lease commitments as of June 30, 2016 and June 30, 2015.

11.

 Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed except as described below.

On July 20, 2016, the Company increased its authorized capital (see Note 9).

On August 15, 2016, Amended and Restated Articles of Incorporation became effective.  The Board of Directors recommended and the majority shareholder (holding 61% of the voting shares) voted in favor of amending and restating the Articles of Incorporation to designate the voting privileges, preferences, limitations, and relative rights of the Company’s Preferred Stock titled as Series A.  They were effective on August 15, 2016.  Pursuant to the Articles, no shareholder vote was required for this designation.  A Preliminary Schedule 14C Information Statement was filed with the SEC on July 26, 2016.